Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Urogen Pharma Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
December 20, 2019	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited